Exhibit 10.29

The People's Government of Zudun Town, Songxi County

Official Reply on the Conclusion of Land Contracting Agreement
between Fujian Yada Food Co., Ltd. and Shangdian Village

Fujian Yada Food Co., Ltd.,

Your Request for Instructions on Rural Land Contracting has been received. As stated by you, you had entered into a land contracting agreement with the Villagers Committee of Shangdian Village, Zudun Town, Songxi County as follows: The Land Contracting Agreement singed on January 13, 2006 in respect of the vegetables base with an area of 3700 mu, located at Shangdian Village, Songxi County. The contract term is twenty years, commencing on January 13, 2006 and ending on January 12, 2026.

After deliberation, we hereby give our official reply as follows:

We approve the Contracting Agreement between you and the Villagers Committee of Shangdian Village, Zudun Town, Songxi County.

It is hereby replied.

The People's Government of Zudun Town, Songxi County (Seal)

January 20, 2006

Rural Land Contracting Agreement

This Land Contracting Agreement (the "Agreement") is made and entered into as of January 13, 2006 at Songxi County, Fujian Province by and between:

Party A: Villagers Committee of Shangdian Village, Zudun Town, Songxi County
Address: Shangdian Village, Songxi County
Person-in-Charge: Yi Zhongguan

Party B: Fujian Yada Food Co., Ltd.
Address: Shuinan Industrial Zone, Songxi County, Nanping City, Fujian Province
Legal Representative: Zhan Youdai

Whereas, Party A intends to increase the collective economic income of the village, improve production conditions of farmers, enhance production efficiency of farmers, promote local economic development, and cooperate with Party B in the development and production of green food and vegetables, so as to achieve mutual benefits among the villagers, the collective and the enterprise. Party A and Party B, intending to be legally bound, hereby agree as follows after amicable negotiation:

1. Land Awarding and Contracting
1.1 Party A agrees to award a contract to Party B for development, operation and management of the Land as set forth in Article 1.2 hereof, and Party B agrees to accept the contract on the land.

1.2 The Land is located at the vegetables base of Shangdian Village, Songxi County, with an area of 3700 mu.

1.3 The Land is used for planting and producing green food and vegetables.

1.4 The term of the Land contracted by Party B under this Agreement shall be twenty (20) years, commencing on January 13, 2006 and ending on January 12, 2026.

2. Land Contracting Charges

2.1 Both parities agree that during the contract term, Party B shall annually pay to Party A the land contracting charges at the rate of RMB 80 yuan per mu, which is RMB two hundred and ninety-six thousand yuan in total (RMB 296,000 yuan). Party B shall pay the land contracting charges to the person in charge of the Villager Committee when settling the prices of agricultural products planted each year.

2.2 Party B shall pay to Party A the land contracting charges pursuant to Article 2.1 hereof only when the following conditions are satisfied:
(1)	The Agreement has been approved by more than two thirds (2/3) of the villager representatives of Shangdian Village, Songxi County;
(2)	The Agreement has been approved by the government of Zudun Town, Songxi County.

3. Rights and Obligations of Party A
3.1 Party A's rights
(1)	It shall own the title of the Land;
(2)	If Party B fails to operate the Land in accordance with the purpose of the Land as set forth herein during the contact term, Party A shall have the right to require for corrections.
(3)
Party A shall have the right to obtain all the ground crops and infrastructure constructions (which refer to transportation facilities and water conservancy facilities) within the range of the Land contracted by Party B ("Attachments to Land") in accordance with the provisions of Article 6.1 hereof.

3.2 Party A's obligations
(1)	It shall deliver the documents and materials relating to the Land and the Land to Party B immediately after the signing of the Agreement.
(2)
It shall provide all necessary assistances after the signing of the Agreement, so as to enable Party B to obtain the contractual rights to use and manage the Land and handle all the relevant approval and registration procedures.

(3)	It shall provide Party B with production and operation conditions required as to the Land, and with necessary services, and coordinate the settlement of disputes.
(4)
It shall protect Party B's contractual rights to use and manage the Land, independent production right, economic benefit right, and prevent unreasonable fees and obligations required by the relevant departments to Party B, for example: in the event of expropriation or use of the Land according to law, Party A shall, in accordance with the relevant provisions, allocate to Party B the state compensation for expropriation of arable land to which Party B is entitled.

4. Rights and Obligations of Party B
4.1 Party B's rights
(1)	It shall have the contractual rights to use and manage the contracted land;
(2)
During the contract term, Party B shall have the right to control over all the plants within the range of the contracted land, and to sell all the agricultural and sideline products harvested from the Land during the contract term;

(3)
Party B shall have the right to dispose of the plants within the range of the Land subject to compliance with the laws of the People’s Republic of China and according to the requirements of operation during the contract term.

(4)	Party B shall during the contract period have the right to refuse to bear the various charges and labor service other than those specified by the policies and laws;
(5)	Upon expiration of the Agreement, Party B shall have the priority to the contracting of the Land under the same conditions.

4.2 Party B's obligations
(1)
Party B's development, operation and management activities in respect of the Land within the contracting range shall be in conformity with the laws of the state and the regulations of the local government.

(2)
If Party B requires extending or shortening the contract term in special cases during development, operation and management of the contracted Land, Party B shall notify Party A one year in advance, and the contract term may be adjusted upon mutual agreement of both parties after negotiation.

5. Effectiveness, Amendment, and Termination
5.1 This Agreement shall be established on the date of signing or sealing by the authorized representatives of both parties, and become effective when the two conditions as set forth in Article 2.2 hereof are satisfied.

5.2 The amendment and termination of the Agreement shall be made by both parties in writing. Other circumstances of the amendment and termination of the Agreement include:
(1)	If a party is unable to perform the Agreement in whole or in part due to force majeure, either party shall have the right to require to amend or terminate the Agreement.
(2)
If the Land contracted by Party B is expropriated or collected in whole or in part according to law, resulting in failure of continual operation by Party B, either party may send to the other party a notice of termination or amendment of the Agreement, and neither party shall claim any compensations against the other party on the grounds of such termination of the Agreement.

(3)
If Party B losses legal personality due to the cancellation of its registration or suffers from serious difficulty in business operation, Party B shall have the right to terminate the Agreement with a notice to Party A, and neither party shall claim any compensations against the other party on the grounds of such termination of the Agreement.

5.3 If the contract term of the Land hereunder is terminated earlier in accordance with Article 5.2 hereof, the contracting charges of the year shall be converted into the contracting charges payable for each month, and deducted accordingly on the basis of the actual contract months in the year. Any period over fifteen days but less than one month shall be counted as a month, and any period less than fifteen days shall be counted as half a month.

6. Ownership of Attachments to Land

6.1 Upon expiration of the contract term of the Land hereunder or early termination in accordance with Article 5.2 hereof, all the attachments on the ground of the Land contracted by Party B shall become the property of Party A free of charge.

6.2 Upon expiration of the contract term of the Land hereunder, if both parties after discussion agree upon Party B's continuous contracting and operation, Party B or its  successor in title shall have the right to retain the Attachments to Land and continue to occupy and use them.

7. Liabilities for Breach
Any breach of the respective obligations of Party A and Party B hereunder shall constitute a breach of contract. If Party A breaches the Agreement, Party A must indemnify Party B for all the damages incurred therefrom; if Party B commits a serious breach of contract and is unable to indemnify Party A through other measures, Party A shall have the right to terminate the Agreement, and require Party B to assume the appropriate responsibilities according to the laws of the People’s Republic of China. If Party A commits a serious breach of contract and Party B is unable to obtain remedies through other measures, Party B shall have the right to terminate the Agreement, and require Party A to assume the appropriate responsibilities in accordance with the laws of the People’s Republic of China.

8. Force Majeure
In the event of the earthquake, typhoon, flood, fire, war and other unforeseeable, unavoidable and insurmountable events of force majeure, resulting in direct influence on the performance of this Agreement or failure to perform the Agreement in accordance with the agreed terms and conditions, the affected party shall immediately notify the other party  in writing and within fifteen (15) days provide the valid evidencing documents, stating the details of force majeure, and the reasons for failure to perform the Agreement in whole or in part or demands for delay in the performance, which shall be issued by the notary public office at the location where the force majeure occurred. Both parties shall, through negotiation on the basis of the influence on the performance of the Agreement, decide whether to terminate the Agreement, or partially release from the responsibilities for the performance of the Agreement, or delay the performance of the Agreement.

9. Confidentiality
9.1 Confidential information refers to any and all information, materials or data that are provided by a party hereto (hereinafter the “Disclosing Party”) or its agent to the other party (hereinafter the “Receiving Party”) or its agent, identified as “Confidential”, “Private” or “Secret” by a seal, mark or written notice at the time of disclosure, with respect to the business, process, plan, intent, product information, technical information, design right, trade secret, software, market opportunity, customers and commercial affairs of the Disclosing Party, and such information or data information and data orally provided which are confirmed as confidential at the time of disclosure and identified as “Confidential” by the Disclosing Party in writing within thirty (30) days.

9.2 Warranties by the Receiving Party
9.2.1 It shall use the confidential information solely for purpose of performance of the obligations hereunder, not use for any other purposes, in particular for any commercial use, except for purpose of this Agreement, unless signed by both parties in writing;
9.2.2 The aforesaid confidential information may not be disclosed to any third party without the prior written consent of the Disclosing Party;
9.2.3 It shall keep confidential information with at least the same degree of care it uses with respect to its own confidential information, and in no event shall it lower such standard or the standard that a reasonable and prudent organization can achieve.
9.2.4 Confidential information may be disclosed only to the employees of the Receiving Party and the consultants or advisers who need to know such confidential information and shall also perform the obligation of confidentiality.

9.3 Provisions of Article 9 hereof shall become effective immediately after this Agreement comes into existence, and survive amendment, cancellation or termination of this Agreement.

9.4 The Receiving Party may as the case may be disclose the following confidential information:
(1) Which is required to disclose by laws or any management regulations or the requirements of any stock exchange acceptable, provided that, only that portion of confidential information that is required to disclose may be disclosed;
(2) Which is necessary to be disclosed to the employees of the Receiving Party and the consultants or advisers who have a need to know such confidential information for the purpose of performance of this Agreement, provided that, such persons shall comply with the obligation of confidentiality;
(3) Which becomes public knowledge at the time of disclosure without breach of the provisions of Article 9 hereof;

(4) Which is received by the Receiving Party from the third party without breach of the provisions of Article 9 hereof;
(5) Which is obtained by the Receiving Party in the course of its business prior to receipt of the confidential information by the Receiving Party from the Disclosing Party;
(6) which is otherwise independently developed by the Receiving Party;
(7) Which is known to the public for other reasons other than breach by the Receiving Party of the provisions of this Agreement or with the prior written approval of the Disclosing Party.

10. Notices
All notices and communications required and authorized to be made hereunder, by mutual agreement of both parties, shall be delivered designated personnel of the Parites, and deemed to have been served at the time of signing for receipt by the other party’s personnel.

11. Applicable Law and Settlement of Disputes
11.1 Execution, effectiveness, interpretation and performance of this Agreement shall be governed by the laws of the People’s Republic of China.
11.2 Any and all disputes in connection with this Agreement shall be settled by both parties through amicable negotiation, and may also be settled by mediation by villagers committee. In case such disputes fail to be settled by both parties through negotiation or mediation by villagers committee within thirty (30) days from the date when a party gives a written notice to the other party, either party shall be entitled to submit such disputes to rural land contracting arbitration organization for arbitration, and may also lodge a lawsuit before the people’s court.

12. Miscellaneous
12.1 This Agreement together with all appendices and any other documents entered into and delivered pursuant to this Agreement shall constitute the entire agreement between the parties in respect of the subject matter of this Agreement, and supersede all prior agreements and memos, whether in oral or writing.
12.2 In case any provision of this Agreement is void or unenforceable due to noncompliance with relevant laws, such provision shall be invalid to the extent of applicability of relevant laws, and legal force of the remaining provisions of this Agreement may not be affected.
12.3 The matters not covered herein shall be settled by both parties through negotiation by a supplementary agreement.
12.4 This Agreement is executed in four counterparts, with each party holding two respectively, each of which shall have equal effect in law, and the remaining two copies shall be used for handling the relevant approval registration procedures or maintained by Party B.

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Signature Page of Land Contracting Agreement

For and on behalf of Party A	For and on behalf of Party B
Villager Committee of Shangdian Village,	Fujian Yada Food Co., Ltd.
Zudun Town, Songxi County (Common Seal)	(Common Seal)

Legal Representative	Legal Representative
or Authorized Representative:	or Authorized Representative:
Yi Zhongguan	Zhan Youdai
Date: January 13, 2006	Date: January 13, 2006

Votes by Villager Representatives of Shangdian Village, Zudun Town, Songxi County

Whereas,

The Villagers Committee of Shangdian Village, Zudun Town, Songxi County enters into an agreement (hereinafter referred to as the "Contracting Contract") with Fujian Yada Food Co., Ltd. on January 13, 2006;

Shangdian Village, Zudun Town, Songxi County has 20 villager representatives. 16 of them held a meeting of villager representatives of the Villagers Committee of Shangdian Village, Zudun Town, Songxi County on January 13, 2006, and agreed to the conclusion of the Land Contracting Contract between the Villagers Committee of Shangdian Village, Zudun Town, Songxi County and Fujian Yada Food Co., Ltd.

Signatures of villager representatives of        Village,    Town, Songxi County

Yi Guanjin	Yi Yangxing	Yu Xiaoming	Yi Yangjian

Zhang Shengli	Yu Shuiming	Liu Yisheng	Yi Shisheng

Yi Hongqing	Li Shuifu	Yi Zejian	Ye Wenhui

Yi Wenqin	Yi Qixu	Zhang Xindi	Yi Qiyu